UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): April 1, 2021

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INTERNATIONAL BALER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-14443	13-2842053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Rio Grande Avenue Jacksonville, FL	32254
(Address of principal executive offices)	(Zip Code)

(904) 358-3812

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.01 par value per share	IBAL	Pink Sheets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange 2008 until January 2010. Act. ☐

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers

Effective as of April 1, 2021, the Board of Directors (the “Board”) of International Baler Corporation (the “Company”) voted to increase the size of its Board from six (6) to seven (7) members. To fill the newly created directorship, the Board nominated Richard Outram, and Mr. Outram accepted the nomination to serve as a director, effective immediately. Mr. Outram will serve as a Class II Director, and as such will serve until the Company’s 2021 Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until his services cease sooner in the event of his earlier death, resignation, or removal.

Mr. Outram, age 57, has over 30 years of experience in executive financial management and international business. Since April 2016, Mr. Outram has served as the Chief Financial Officer of Cinch Home Services, a national home warranty and home services company. He has also worked with private equity backed companies, including serving as Interim Chief Financial officer at IC Real Tech, Inc., a video technology comp from May 2014 to April 2016; as Executive Vice President and Chief Financial Officer of Signature Consultants, LLC, an information technology staffing firm from January 2010- June 2014 and Executive Vice President and Chief Financial Officer at Stock Spirits Group (USA) Inc., a wholesale distributor of premium alcohol beverages in the USA from March. Prior thereto, he served as Executive Vice President and Chief Financial Officer for Precision Response Company, an operator of outsourced call centers, from November 1998 through September 2007.

Mr. Outram is a Certified Public Accountant (CPA) and Certified Fraud Examiner (CFE). He is a current board member of Financial Executives International – South Florida, an organization dedicated to advancing ethical and responsible financial management. He also serves as board member of Step Up for Students, Guyana Relief Council, Women Executive Leadership, and South Florida Business Forum. Mr. Outram attended North London University from 1981 to 1984 where he earned a Chartered Certified Accountant qualification in Accounting and Finance.

There are no arrangements or understandings between Mr. Outram and any other person pursuant to which he was appointed as a director, and there are no related party transactions between Mr. Outram and the Company that require disclosure under Item 404(a) of Regulation S-K.

Item 8.01 Other Events

Additionally effective as of April 1, 2021, the Board unanimously voted to form a special committee of independent and disinterested directors (the “Special Committee”) to evaluate the principal terms of a proposal by Avis Industrial Corporation, an Indiana corporation (“Avis”), to acquire all of the outstanding shares of the Company’s common stock not already owned by Avis. Avis currently owns approximately 81.1% of the Company’s outstanding shares. Mr. Outram and John J. Martorana will both serve on the Special Committee, and each has been determined by the Board to be an independent director and disinterested with respect to a potential transaction with Avis. The Special Committee plans to proceed in a timely and orderly manner, but has not set a definitive timetable for completion of the evaluation process.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL BALER CORPORATION

Date: April 6, 2021	By:	/s/ Victor W. Biazis
	Name:	Victor W. Biazis
	Title:	President and Chief Executive Officer

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